UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2012
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 11, 2012, Tesoro Corporation (“the Company”) issued a press release (the “Press Release”) announcing that the Company's subsidiary, Tesoro Logistics LP, entered into a definitive agreement to purchase Chevron Pipe Line Company's Northwest Products System for $400 million. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Slide Presentation

On December 12, 2012, the Company will present to certain investors and sell-side analysts a review of our strategy, 2012 performance, and 2013 business plan including a summary of the 2013 capital program, in the attached slides (the “Slide Presentation”). The Slide Presentation, available on our website at www.tsocorp.com, is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Press Release and Slide Presentation are being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the Press Release and Slide Presentation, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
     d)   Exhibits.

99.1	Press Release dated December 11, 2012.
99.2	Slide Presentation dated December 12, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 12, 2012

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit
99.1	Press release dated December 11, 2012.
99.2	Slide Presentation dated December 12, 2012.

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